FOR IMMEDIATE RELEASE

                     Audiovox Corporation Adopts 10b-5 Plan

Hauppauge, NY...May 24, 2005...Audiovox Corporation (NASDAQ: VOXX) today announced that John J. Shalam, Chairman and Chief Executive Officer, Michael Stoehr, Senior Vice President and Chief Financial Officer and Philip
Christopher, Director have each entered into a written selling program in accordance with the guidelines specified by the SEC's Rule 10b-5, under the Securities and Exchange Act of 1934.

Pursuant to the selling programs, each individual intends to exercise certain of his Audiovox options, which were granted in 1995 and would otherwise expire on August 9, 2005. In total, there are 212,500 options that will be exercised, of which, Mr. Shalam holds approximately 82%. In Mr. Shalam's case, he will not sell more than 20,000 shares per day.

Shalam stated, "The exercising of these options and the potential sale thereafter is in no way reflective of our belief in the company's near- and long-term prospects. We have entered a 10b-5 plan as a way of achieving prudent diversification of our assets as well as estate planning." Shalam continued, "With regard to the block of options that I will exercise, assuming all of them are exercised and sold, it will represent only a small percentage of my personal holdings."

Shalam further stated, "Our business has been improving and many of the issues that have impacted our results over the past six months are drawing to a close. We look forward to a continuation of this improving trend during the second half of fiscal 2005 and believe our cash position and strong balance sheet provides us with the financial flexibility to grow both internally and via acquisition over the coming years. We continue to work diligently to increase shareholder value for all parties."

About Audiovox

Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets, mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward- looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess


                                  Exhibit 99.1

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Audiovox Corporation Adopts 10b-5 Plan
Page 2 of 2


inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended November 30, 2004 and Form 10-Q for the fiscal first quarter ended February 28, 2005.

Company Contacts

Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011
Email: GWIENER@GWCCO.COM

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                                  Exhibit 99.1